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                                                                       EXHIBIT 5

                              BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                              Columbus, Ohio 43215

                                  July 9, 1997

Metatec Corporation
7001 Metatec Boulevard
Dublin, Ohio  43017

Ladies and Gentlemen:

         We are acting as counsel to Metatec Corporation, a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register an additional 50,000 common shares, $0.10 par value, of the Company (the "Shares") for offer and sale under and pursuant to the Company's 1992 Directors' Stock Option Plan, as amended (the "Plan").

         In connection therewith, we have examined the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, and the records, as exhibited to us, of the corporate proceedings of the Company; a copy of the Plan; and such other documents and records, including certificates from officers of the Company and others, as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

         Based upon the foregoing, we are of the opinion that the Shares, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Baker & Hostetler LLP

                                                  BAKER & HOSTETLER LLP